UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 12, 2010

3PAR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33823	77-0510671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4209 Technology Drive

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 413-5999

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2011 Employee and Executive Incentive Compensation Plan

On May 12, 2010, the compensation committee of our board of directors established the performance goals for our 2011 fiscal year (the “2011 Performance Goals”) under our Employee and Executive Incentive Compensation Plan (the “Bonus Plan”). The 2011 Performance Goals relate to revenue and non-GAAP operating income for our 2011 fiscal year, and are divided between the first two quarters of our 2011 fiscal year and the last two quarters of our 2011 fiscal year. The non-GAAP operating income goal excludes the impact of stock-based compensation expense and is calculated after giving effect to the accrual for the bonus payouts under the Bonus Plan.

Our executive officers, including our Chief Executive Officer, but excluding our Vice President of Worldwide Sales, may be eligible to receive a semi-annual cash bonus based on our achievement of certain performance objectives. The cash target bonus levels for our executive officers, including our Chief Executive Officer, are as follows:

PARTICIPANT	TARGET AWARD (% OF BASE SALARY)
Executives (excluding Vice President, Worldwide Sales)	45% of Base Salary

Chief Executive Officer	100% of Base Salary

30% of the bonus payout is based on the achievement of the 2011 Performance Goals in the first two quarters of our 2011 fiscal year, and 70% of the bonus payout is based on the achievement of the 2011 Performance Goals in the last two quarters of our 2011 fiscal year.

We intend to initially fund our Bonus Plan for our 2011 fiscal year with respect to our executive officers, other than our Chief Executive Officer, at 66.7%. In addition, while our Chief Executive Officer is entitled under his employment agreement to receive a bonus equal to 100% of his base salary, he has voluntarily reduced his bonus rate under our Bonus Plan for our 2011 fiscal year to 85%. Notwithstanding, the compensation committee maintains discretion to provide for bonus awards under our Bonus Plan in excess of the target base salary percentages if we exceed the 2011 Performance Goals, and awards will be reduced if we do not achieve the 2011 Performance Goals. In addition, if certain minimum performance targets are not achieved, no payouts will be made under the Bonus Plan for fiscal 2011. The compensation committee may, however, approve payments of bonuses outside the Bonus Plan, regardless of whether performance targets have been achieved.

Our Vice President of Worldwide Sales does not participate in the Bonus Plan. Instead, he receives sales commission in a manner similar to the commission-based compensation program for our sales group, which he heads.

2011 Base Salaries

In addition, on May 12, 2010, the compensation committee also approved an increase in the annual base salary for certain of our executive officers, including the following “named executive officers”:

NAMED EXECUTIVE OFFICER*	PREVIOUS ANNUAL BASE SALARY	NEW ANNUAL BASE SALARY	EFFECTIVE DATE
David Scott	$359,000	$415,000	6/1/2010
Adriel Lares	$220,000	$260,000	6/1/2010
Jeff Price	$254,000	$264,000	6/1/2010
Ashok Singhal	$220,000	$250,000	6/1/2010

*	Our fifth “named executive officer,” as disclosed in our proxy statement for our 2009 annual meeting of stockholders, is no longer employed by 3PAR.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2010

3PAR INC.

By:	/s/ ADRIEL G. LARES
Adriel G. Lares
Vice President of Finance and Chief Financial Officer